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

Statement of Computation of Ratio of Earnings
to Combined Fixed Charges and Preferred Stock Dividends
                                                                                                                 Six Months
Historical                                                         Year ended December 31,                         Ended
----------                                      -------------------------------------------------------------- -------------
                                                  1997          1996         1995         1994        1993     June 30, 1998
                                                  ----          ----         ----         ----        ----     -------------
Earnings:
    Income (loss) before income taxes          $  892,000    $  274,000   $  122,000   $ (15,000)  $ (142,000)  $ 697,000
    Fixed charges                                 551,000       690,000      653,000     563,000      525,000     410,000
    Less preferred stock dividends               (179,000)     (330,000)    (330,000)   (330,000)    (330,000)   (254,000)
                                                ----------    ----------   ----------    --------   ----------   ---------
                                                1,264,000       634,000      445,000     218,000       53,000     853,000
                                                ----------    ----------   ----------    --------   ----------   ---------

Fixed charges and preferred stock dividends:
    Interest expense                              329,000       317,000      282,000     204,000      168,000     137,000
    Portion of rent expense representative
      of interest factor                           43,000        43,000       41,000      29,000       27,000      19,000
    Preferred stock dividends representing
      pre-tax earnings required to cover
      such dividends (1)                          179,000       330,000      330,000     330,000      330,000     254,000
                                                ----------    ----------   ----------    --------   ----------   ---------
                                               $  551,000    $  690,000   $  653,000   $ 563,000   $  525,000   $ 410,000
                                                ----------    ----------   ----------    --------   ----------   ---------

Ratio of earnings to combined fixed charges
  and preferred stock dividends                       2.3           0.9          0.7         0.4          0.1         2.1
                                                ----------    ----------   ----------    --------   ----------   ---------

Excess of fixed charges and preferred stock
    dividends over earnings                                  $   56,000   $  208,000   $ 345,000   $  472,000
                                                              ----------   ----------    --------   ----------

Pro forma
---------

Earnings:
    Income before income taxes                 $  649,000                                                       $ 573,000
    Fixed charges                                 573,000                                                         263,000
                                                ----------                                                       ---------
                                                1,222,000                                                         836,000
                                                ----------                                                       ---------

Fixed charges:
    Interest expense                              501,000                                                         229,000
    Portion of rent expense representative
      of interest factor                           72,000                                                          34,000
                                                ----------                                                       ---------
                                               $  573,000                                                       $ 263,000
                                                ----------                                                       ---------

Ratio of earnings to fixed charges                    2.1                                                             3.2
                                                ----------                                                       ---------

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(1) The tax rate used in computing pre-tax earnings required to cover preferred stock dividends is (84%) for the year ended December 31, 1997, 0% for the years ended December 31, 1996, 1995, 1994 and 1993, and 35% for the six months ended June 30, 1998. The tax rate is based on the relationship of the provision (benefit) for income taxes applicable to income from continuing operations to the amount of income before income taxes.